Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD fiscal quarter ENDED March 31, 2020

Company experiences global and industry-wide impact of COVID-19-pandemic.

Management pivots to respond to global reduction in shipping activity

BELLEVUE, WA May 11, 2020 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and nine months ended March 31, 2020.

Financial Highlights – Three Months Ended March 31, 2020

•	Revenues reported at $177.2 million for the third fiscal quarter ended March 31, 2020, compared to revenues of $206.0 million for the comparable prior year period.
•	Net revenues reported at $47.8 million for the third fiscal quarter ended March 31, 2020, compared to net revenues of $52.7 million for the comparable prior year period.
•

Net income attributable to common stockholders reported at $0.1 million, or $0.00 per basic and fully diluted share, compared to net income attributable to common stockholders of $2.9 million, or $0.06 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, reported at $4.0 million, or $0.08 per basic and fully diluted share for the third fiscal quarter ended March 31, 2020, compared to adjusted net income attributable to common stockholders of $5.6 million, or $0.11 per basic and fully diluted share for the comparable prior year period. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA reported at $6.1 million for the third fiscal quarter ended March 31, 2020, compared to adjusted EBITDA of $8.4 million for the comparable prior year period.

Financial Highlights - Nine Months Ended March 31, 2020

•	Revenues reported at $579.7 million for the nine months ended March 31, 2020, compared to revenues of $685.9 million for the comparable prior year period.
•	Net revenues reported at $159.3 million for the nine months ended March 31, 2020, compared to net revenues of $171.6 million for the comparable prior year period.
•

Net income attributable to common stockholders reported at $5.9 million, or $0.12 per basic and $0.11 per fully diluted share, compared to net income attributable to common stockholders of $9.3 million, or $0.19 per basic and $0.18 per fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, reported at $16.7 million, or $0.34 per basic and $0.33 per fully diluted share, compared to adjusted net income attributable to common stockholders of $19.1 million or $0.39 per basic and $0.37 per fully diluted share for the comparable prior determination. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.

•	Adjusted EBITDA reported at $25.1 million for the nine months ended March 31, 2020, compared to $29.7 million for the comparable prior year period.

CEO Bohn Crain comments on results, including impact of COVID-19

"I'm very proud of the Radiant Network and our response to these unprecedented times,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We began the quarter looking to make use of our recently expanded credit facility to execute against a series of smaller strategic tuck-in acquisitions, while accelerating our stock buy-back program and bullishly looking for growth opportunities in which we could add value to our loyal customers and dedicated network of strategic operating partners. Unfortunately, as we came to recognize the true magnitude of the COVID-19 pandemic, we had to quickly pivot to a new set of priorities. Since late March, we shifted our focus to delivering against four key objectives: ensuring the health and safety of our employees; providing supply chain continuity for our customers, operating partners and carriers; protecting the economic security of our people to the greatest extent possible; and taking the steps necessary to mitigate the impacts of the slowing economy on our own business. Confronted with an eroding demand within the global shipping community, during March we also had to make the difficult decision to initiate a series of workforce reduction measures impacting employees across our U.S. operations. This included 20% salary reductions, reduction in hours, furloughs and terminations. As part of this initiative, I initiated a 50% reduction in my base salary and the balance of our U.S.-based leadership team agreed to reduce their base salaries by 20%. In addition, we all agreed to forgo any bonuses under the Company’s discretionary quarterly cash bonus plan. In support of these initiatives, our Board of Directors has agreed to a 50% reduction in their Board cash compensation. All of these concessions will remain in effect until our senior leaders and Board conclude that the adverse effects of COVID-19 have subsided and the Company regains its pre-COVID financial trends. The impact of these cost reductions, however, will not be more fully realized until the quarter ending June 30, 2020 given these initiatives were not launched until late March 2020.”

Mr. Crain continued, “We have long espoused the benefits of our variable-cost non-asset-based business model. Those benefits have never been appreciated as much as they have during these past months as the decentralized nature of our non-asset and agent-based business model has provided a clear advantage in an environment where social distancing can disrupt businesses that operate on a more centralized basis. Even so, we have been exposed to an unprecedented combination of global reduction in demand and output that has nearly crippled many of our customers in the airline, retail, tradeshow, hospitality and travel and leisure businesses across the country. While others could shrink under these pressures, our extraordinary team of associates across the Radiant Network has continued to deliver for our customers. With mission critical teammates reporting for duty to over 100 operating locations across North America to keep essential freight moving, we have been able to leverage our industry leading technology to allow the majority of our 450 U.S.-based employees to work from home. This initiative has helped to protect the health and well-being of our employees and their families, reduced the risk of community spread and substantially limited the potential for disruption to our operations. I could not be more appreciative of the people that report to work each day (whether in-person or remotely) and make this company that we started some 14 years ago, a special place to work.

In addition, our business model has also shown its strength in the diversity of  our service offerings. Although the pandemic has had a substantial negative impact on many of the industry verticals and customers that we serve, the Radiant Network is proud to be playing an active role in the fight against COVID-19: delivering personal protective equipment (“PPE”), food and beverage, consumer goods, technology and other essential products for our customers across North America and around the world. Notwithstanding this great effort by our team, we anticipate the contraction in our business from the shelter-at-home mandates, closing of manufacturing facilities and general global economic slowdown will more than off-set any near term benefit from our support of essential businesses. We are working hard to mitigate the negative financial impacts of COVID-19 with a number of initiatives. We have tabled any acquisition opportunities, suspended our stock buy-back program, deferred discretionary technology investments, reduced discretionary operating expenses and in late March initiated a series of what we hope will be temporary workforce reductions to mitigate our declining gross margins until our business recovers.

At the same time, we have also taken steps to provide additional support to our strategic operating partners and are intensely focused on working with them to understand the underlying financial health of our legacy customers in the face of COVID-19. We anticipate providing our strategic operating partners with additional financial support in connection with slow and non-paying customers for which they are responsible. In addition, and in an effort to encourage our on-going sales efforts, we have also launched the Radiant SPARC (Securing Profitable Accounts at Reasonable Credit) Program to provide our strategic operating partners with a financial incentive to pursue new business while taking a heightened interest in the underlying credit quality of potential new accounts.

The impact of COVID-19 will likely continue to have an adverse effect on our financial results for the foreseeable future. However, all things considered, we are very fortunate to have been disciplined in our allocation of capital over the years and entered this economic downturn with very low leverage on our balance sheet. Ultimately, the economy will recover.  As this happens, we believe this will create a great opportunity to support our customers in bringing their supply chains back online. In the interim, we will continue to work to keep our employees safe and the essential freight moving, while giving our strategic operating partners the support they need. At the same time, we will continue to flex our non-asset based business model and remain focused on the cost reduction initiatives that we have underway. We believe that all these initiatives, when taken together, will ensure that we emerge from the pandemic as a stronger more vibrant competitor”.

Third Fiscal Quarter Ended March 31, 2020 – Financial Results

For the three months ended March 31, 2020, Radiant reported net income attributable to common stockholders of $0.1 million on $177.2 million of revenues, or $0.00 per basic and fully diluted share. For the three months ended March 31, 2019, Radiant reported net income attributable to common stockholders of $2.9 million on $206.0 million of revenues, or $0.06 per basic and fully diluted share.

For the three months ended March 31, 2020, Radiant reported adjusted net income attributable to common stockholders of $4.0 million, or $0.08 per basic and fully diluted share. For the three months ended March 31, 2019, Radiant reported adjusted net income attributable to common stockholders of $5.6 million, or $0.11 per basic and fully diluted share.

For the three months ended March 31, 2020, Radiant reported Adjusted EBITDA of $6.1 million, compared to $8.4 million for the comparable prior year period.

Nine Months Ended March 31, 2020 – Financial Results

For the nine months ended March 31, 2020, Radiant reporting net income attributable to common stockholders of $5.9 million on $579.7 million of revenues, or $0.12 per basic and $0.11 per fully diluted share. For the nine months ended March 31, 2019, Radiant reported net income attributable to common stockholders of $9.3 million on $685.9 million of revenues, or $0.19 per basic and $0.18 per fully diluted share.

For the nine months ended March 31, 2020, Radiant reported adjusted net income attributable to common stockholders of $16.7 million, or $0.34 per basic and $0.33 per fully diluted share. For the nine months ended March 31, 2019, Radiant reported adjusted net income attributable to common stockholders of $19.1 million or $0.39 per basic and $0.37 per fully diluted share.

For the nine months ended March 31, 2020, Radiant reported Adjusted EBITDA of $25.1 million, compared to $29.7 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, May 11, 2020 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, May 11, 2020 at 4:30 PM Eastern
DIAL-IN	US (844) 407-9500; Intl. (862) 298-0850
REPLAY	May 12, 2020 at 9:30 AM Eastern to May 25, 2020 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 34585)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/34585.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2019 and our Form 10-Q for the quarter ended March 31, 2020. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	March 31,	June 30,
	2020	2019
(In thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,697	$5,420
Accounts receivable, net of allowance of $1,683 and $1,887, respectively	93,021	93,123
Contract assets	15,754	17,777
Income tax receivable	806	506
Prepaid expenses and other current assets	15,886	8,066
Total current assets	142,164	124,892

Property, technology, and equipment, net	19,684	20,127

Goodwill	72,078	65,389
Intangible assets, net	53,845	55,742
Operating lease right-of-use assets	12,610	—
Deposits and other assets	4,004	1,560
Total other long-term assets	142,537	122,691
Total assets	$304,385	$267,710

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$66,687	$74,097
Operating partner commissions payable	10,391	12,891
Accrued expenses	6,339	6,224
Current portion of notes payable	3,609	3,687
Current portion of operating lease liability	6,476	—
Current portion of finance lease liability	686	683
Other current liabilities	1,471	840
Total current liabilities	95,659	98,422

Notes payable, net of current portion	58,619	30,047
Operating lease liability, net of current portion	6,862	—
Finance lease liability, net of current portion	2,668	3,161
Deferred income taxes	6,301	7,838
Deferred rent liability	—	862
Other long-term liabilities	1,810	100
Total long-term liabilities	76,260	42,008
Total liabilities	171,919	140,430

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 50,028,486 and 49,678,262 shares issued, and 49,395,639 and 49,586,464 shares outstanding, respectively	31	31
Additional paid-in capital	101,324	100,186
Treasury stock, at cost, 632,847 and 91,798 shares, respectively	(2,749)	(253)
Retained earnings	32,758	26,883
Accumulated other comprehensive income	864	187
Total Radiant Logistics, Inc. stockholders’ equity	132,228	127,034
Non-controlling interest	238	246
Total equity	132,466	127,280
Total liabilities and equity	$304,385	$267,710

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues	$177,221	$206,048	$579,691	$685,868

Operating expenses:
Cost of transportation and other services	129,440	153,302	420,419	514,293
Operating partner commissions	20,352	23,125	69,899	76,309
Personnel costs	14,412	14,806	44,487	45,256
Selling, general and administrative expenses	8,027	6,812	22,370	21,458
Depreciation and amortization	4,282	3,847	12,413	11,295
Transition, lease termination, and other costs	—	—	328	(11)
Change in fair value of contingent consideration	3	(611)	52	(1,182)
Total operating expenses	176,516	201,281	569,968	667,418

Income from operations	705	4,767	9,723	18,450

Other income (expense):
Interest income	17	13	50	37
Interest expense	(752)	(684)	(2,070)	(2,345)
Foreign currency transaction gain (loss)	169	(24)	120	169
Other	89	49	164	258
Total other expense	(477)	(646)	(1,736)	(1,881)

Income before income taxes	228	4,121	7,987	16,569

Income tax expense	(102)	(942)	(1,850)	(3,793)

Net income	126	3,179	6,137	12,776
Less: net income attributable to non-controlling interest	(73)	(247)	(262)	(891)

Net income attributable to Radiant Logistics, Inc.	53	2,932	5,875	11,885
Less: preferred stock dividends	—	—	—	(956)
Less: issuance costs for preferred stock redemption	—	—	—	(1,659)

Net income attributable to common stockholders	$53	$2,932	$5,875	$9,270

Other comprehensive income:
Foreign currency translation gain (loss)	711	(278)	677	215
Comprehensive income	$837	$2,901	$6,814	$12,991

Income per share attributable to common stockholders:
Basic	$—	$0.06	$0.12	$0.19
Diluted	$—	$0.06	$0.11	$0.18

Weighted average common shares outstanding:
Basic	49,577,370	49,515,717	49,667,243	49,471,556
Diluted	50,974,994	51,169,321	51,266,348	50,979,319

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Common Stockholders
to Adjusted Net Income Attributable to Common Stock, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income Attributable to Common Stockholders, management uses a 24.5% tax rate to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income Attributable to Common Stockholders, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, and issuance costs for preferred stock redemption.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, redemption of preferred stock, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income Attributable to Common Stockholders, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Net Revenues (Non-GAAP measure)	2020	2019	2020	2019
Total revenues	$177,221	$206,048	$579,691	$685,868
Cost of transportation and other services	129,440	153,302	420,419	514,293

Net revenues	$47,781	$52,746	$159,272	$171,575
Net revenues margin	27.0%	25.6%	27.5%	25.0%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2020	2019	2020	2019
GAAP net income attributable to common stockholders	$53	$2,932	$5,875	$9,270
Preferred stock dividends	—	—	—	956
Issuance costs for preferred stock redemption	—	—	—	1,659

GAAP net income attributable to Radiant Logistics, Inc.	53	2,932	5,875	11,885
Income tax expense	102	942	1,850	3,793
Depreciation and amortization	4,282	3,847	12,413	11,295
Net interest expense	735	671	2,020	2,308

EBITDA	5,172	8,392	22,158	29,281

Share-based compensation	409	409	1,306	1,204
Change in fair value of contingent consideration	3	(611)	52	(1,182)
Acquisition related costs	183	75	495	93
Litigation costs	400	148	832	533
Transition, lease termination, and other costs	59	—	387	(11)
Foreign currency transaction loss (gain)	(169)	24	(120)	(169)

Adjusted EBITDA	$6,057	$8,437	$25,110	$29,749
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	12.7%	16.0%	15.8%	17.3%

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income attributable to common stockholders:	2020	2019	2020	2019
GAAP net income attributable to common stockholders	$53	$2,932	$5,875	$9,270
Adjustments to net income:
Income tax expense	102	942	1,850	3,793
Depreciation and amortization	4,282	3,847	12,413	11,295
Change in fair value of contingent consideration	3	(611)	52	(1,182)
Transition, lease termination, and other costs	59	—	387	(11)
Acquisition related costs	183	75	495	93
Litigation costs	400	148	832	533
Amortization of debt issuance costs	170	56	278	171
Issuance costs for preferred stock redemption	—	—	—	1,659

Adjusted net income attributable to common stockholders before income taxes	5,252	7,389	22,182	25,621

Provision for income taxes at 24.5% before preferred dividend requirement	(1,287)	(1,810)	(5,435)	(6,511)

Adjusted net income attributable to common stockholders	$3,965	$5,579	$16,747	$19,110

Adjusted net income per common share:
Basic	$0.08	$0.11	$0.34	$0.39
Diluted	$0.08	$0.11	$0.33	$0.37

Weighted average common shares outstanding:
Basic	49,577,370	49,515,717	49,667,243	49,471,556
Diluted	50,974,994	51,169,321	51,266,348	50,979,319